EXHIBIT 10.10
WINSTON LABORATORIES, INC.
1999 Stock Option Plan
1. PURPOSE. The purpose of the Plan is to provide favorable opportunities for certain, select Individuals employed by or affiliated with Winston Laboratories, Inc., a Delaware corporation, (“Company”), to purchase shares of the Company’s stock, thereby encouraging them to acquire ownership interests in the Company. The Company desires that such key Individuals have an increased incentive to contribute to the Company’s future performance, thereby enhancing the value of the Company for the benefit of its shareholders. The Company believes the availability of stock options supports and increases the Company’s ability to attract and retain Individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.
2. DEFINITIONS. As used in this Plan:
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Compensation Committee of the Board of Directors of Winston Laboratories, Inc. and shall have the responsibility of administering the Plan as described in Section 9 of this Plan.
“Common Shares” means (i) shares of the common stock, $.001 par value, of the Company and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 6 of this Plan.
“Date of Grant” means the date on which a grant of Options shall become effective as provided in Section 6.
“Director” means any person who is a member of the Board.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An Individual shall not be considered to be subject to a Disability until he furnishes a certification from a practicing physician in good standing to the effect that such Individual meets the criteria described in this Section.
“Effective Date” has the meaning set forth in Section 15.
“Individual” means an employee of the Company or any person who from time to time may provide service to the Company under a written agreement or contract.
“Market Value” shall mean, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, if any, or if applicable, the Nasdaq National Market or other principal automated quotation system, on the Date of Grant, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.
“Nonqualified Stock Option” or “NQSO” shall mean a stock option other than an Incentive Stock Option.
“Options” shall mean the ISOs and NQSOs granted under the Plan.
“Plan” means the Winston Laboratories, Inc. 1999 Stock Option Plan, as the same may be amended from time to time.
“Rule 16b-3” means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Exchange Act.

“Ten Percent Share Owner” shall mean an employee who owns more than ten percent (10%) of the Common Shares as such amount is calculated under Code Section 422(b) (6).
3. STOCK OPTIONS TO BE GRANTED. Options granted under this Plan are intended to be Incentive Stock Options within the meaning of Code Section 422(b) (as hereinafter defined); however, Nonqualified Stock Options may also be granted within the limitations of the Plan as described herein.
4. SHARES AVAILABLE UNDER THE PLAN. (a) Subject to Section 4 (b) the number of Common Shares issued or transferred plus the number of Common Shares covered by outstanding awards granted under this Plan, shall not in the aggregate exceed 200,000 Common Shares, which may be Common Shares held in treasury or a combination thereof.
(b) For the purposes of this Section 4, any Common Shares subject to an Option Right that has been cancelled or terminated shall again be available for the grant of Option Rights under this Plan.
5. ELIGIBILITY. Consistent with the Plans purpose, ISOs and/or NQSOs may be granted to Individuals of the Company who are performing or have been engaged to perform services relating to the management, operation or development of the Company, including those officers who are also members of the Board.

6. STOCK OPTION TERMS AND CONDITIONS. All ISOs and NQSOs granted under the Plan shall be evidenced by written documents (“Option Documents”) in such forms as the Committee (hereinafter defined) shall from time to time approve. The Option Documents and each ISO and/or NQSO shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require that are not inconsistent with the terms of the Plan including, but not limited, to, the following provisions:
(a) Price. Each Option Document shall state the price at which ISOs and/or NQSOs may be purchased (“Option Price”). The Option Price shall be established in the sole discretion of the Committee; provided (i) the Option Price per share for any Optionee other than a Ten Percent Share Owner in the case of an ISO shall not be less than one hundred percent (100%) of the Market Value of a share of Common Stock on the Date of Grant and;
(ii) the Option Price per share for an Optionee who is a Ten Percent Share Owner in the case of an ISO shall not be less than one hundred ten percent (110%) of the Market Value of a Common Share on the Date of Grant.
Notwithstanding the foregoing, an ISO may be granted with an Option Price lower than the minimum Option Price set forth above if such ISO is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the code. The Option Price shall be subject to adjustment only as provided in Section 7 below.
(b) Period of Grant. Each Option Document shall state the period for which each ISO and/or NQSO is granted; provided that neither an ISO or an NQSO shall be granted for a period longer than ten (10) years from the Date of Grant; and provided further that an ISO granted to a Ten Percent Share Owner shall be granted for a period no longer than five (5) years from the Date of Grant.
(c) Vesting and Time of Exercise. Each ISO and/or NQSO shall vest twenty-five percent (25%) each year for four consecutive years on the anniversary of the Date of Grant. The Optionee cannot exercise an Option and thus acquire the Common Shares subject thereto until the right to exercise has vested.

(d) Exercise.
(i)
An ISO or NQSO, or any portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being acquired pursuant to such exercise. Until the Common Shares of Common Stock subject to an ISO or NQSO are issued to an Optionee, he or she shall have none of the rights of a stockholder as they relate to such shares;

(ii)
Unless the shares to be purchased under an ISO or NQSO are covered by a then current registration statement under the Securities Act of 1933, as amended (“Securities Act”), each written notice of exercise shall contain the Optionee’s acknowledgment in such form and substance satisfactory to the Company that:

(A) such shares are being purchased for investment and not distribution or resale (other than a distribution or resale which in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act)., and

(B) the Optionee has been advised and understands that the shares purchased pursuant to such ISO or NQSO have not been registered under the Act, are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and that the Company is under no obligation to register the shares purchased pursuant to an ISO or NQSO under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration.

(e) Payment. The Option Price for each ISO and/or NQSO shall be payable (a) in cash or by check acceptable to the Company, (b) by transfer to the Company of Common Shares which have been owned by the Optionee for more than one year prior to the date of exercise and which have a Market Value on the date of exercise equal to the Option Price, or (c) by a combination of such methods of payment.
(f) Termination of Service.
(i)
If an Optionee’s employment agreement or contract to provide services to the Company (“Service Agreement”) with the Company is terminated by reason of death all vested Options shall be exercisable for one (1) year after the date of death by the legal beneficiary of the employee at the date of death.

(ii)	If an Optionee’s employment or Service Agreement is terminated by reason of Disability the Individual shall be entitled to exercise all vested Options for one (1) year after the date of disability.

(iii)
If Optionee’s employment or Service Agreement with the Company is terminated voluntarily or involuntarily, for any reason other than death or Disability provided above, the Optionee shall be entitled to exercise all Options which are vested on the date of termination for a period of one (1) month after such date of termination.

(iv)
All Options not exercised during the periods prescribed in this Section 6(f) (i), (ii) and (iii) shall terminate. Unvested Options shall terminate immediately upon termination of employment or a Service Agreement of the Optionee by the Company for any reason whatsoever, including death or disability.

7. ADJUSTMENTS. The Committee shall make or provide for such adjustments in the number of Common Shares covered by Option Rights granted hereunder, the Option Prices per Common Share applicable to any such Option Rights, and the kind of shares (including shares of another issuer) covered thereby, as the Committee shall in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, re-capitalization or other change in the capital structure of the Company, or (b) the merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. The Committee shall also make or provide for such adjustments in the maximum number of Common Shares specified in Section 4(a) of this Plan as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 6.
8. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. Whenever under the terms of this Plan a fractional Common Share would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Market Value of such fractional Common Share.

9. ADMINISTRATION. (a) The Plan shall be administered by the Committee. The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by the Board. Accordingly, the Committee shall have full power to grant ISOs and NQSOs, to delegate administrative responsibilities and to perform all other acts it believes to be reasonable and proper.
(b) Subject to the provisions of the Plan, the determination of those eligible to receive ISOs and/or NQSOs, and the amount, type and timing of each ISO and NQSO and the terms and conditions of the respective Option Documents shall rest in the sole discretion of the Committee.
(c) The Committee may from time to time be required to interpret the provisions of the Plan. The Committee may at its discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted ISO or NQSO, in the manner and to the extent necessary to carry the Plan into effect.
(d) Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive and binding on all participants in this Plan and on their legal representatives, heirs and beneficiaries, unless otherwise determined by the Board.

10. CHANGE IN CONTROL. Upon a Change in Control (as hereinafter defined), all Option Rights held by an Optionee with respect to the Optionees service shall, notwithstanding Sections 6(d) and 6(f) of this Plan, become immediately exercisable in full. If any event or series of events constituting a Change in Control shall be abandoned, the effect thereof shall be null and of no further force and effect and the provisions of Sections 6(d) and 6(f) shall be reinstated but without prejudice to any exercise of any Option Right that may have occurred prior to such nullification. For purposes of this Plan, “Change in Control” means the occurrence of any of the following events:
(a) The Company is merged, consolidated or reorganized into or with another corporation or legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation or person immediately after such transfer are held in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company (“Voting Stock”) immediately prior to such transaction;
(b) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as the result of such sale or transfer less than a majority of the combined voting power of the then outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the company immediately prior to such sale or transfer.
(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than Joel E. Bernstein or any of his affiliates has or intends to become beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than twenty percent (20%) of the Voting Stock.

(d) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this subsection (d) each Director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period shall be deemed to have been a Director of the Company at the beginning of such period.
Notwithstanding the foregoing, to the extent necessary for an Option Right, its exercise or the sale of Common Shares acquired thereunder to be exempt from section 16(b) of the Exchange Act (i) except in the case of death or Disability, an Optionee shall not be entitled to exercise any Option Rights granted wit h six months prior to the occurrence of a Change in Control until the expiration of the six-month period following the Date of Grant of such Option Rights, or (ii) at least six months shall elapse from the Date of Grant of such Option Rights to the date of disposition of the Common Shares acquired upon exercise of such Option Rights.
11. LISTING AND REGISTRATION OF SHARES.
(a) No ISO or NQSO granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such ISO or NQSO on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such ISO or NQSO or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

(b) If a registration statement under the Securities Act with respect to the shares issuable upon exercise of any ISO or NQSO granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares, the person exercising such ISO or NQSO shall give the Committee a written statement, satisfactory in form and substance to the Committee, that such person is acquiring the shares for such person’s own account for investment and not with a view to distribution. The Company may place upon any stock certificate for shares issuable upon exercise of such ISO or NQSO the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Act or other applicable law:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED.
12. AMENDMENT AND TERMINATION OF PLAN.
(a) The Board, without further approval of the stockholders, may at any time, and from time to time, suspend or terminate the Plan, in whole or in part, or amend it from time to time, in such respects as the Board may deem appropriate and in the best interests of the Company; provided, however, that no such amendment shall be made, that would, without approval of the majority of the stockholders:
(i)	materially increase the benefits accruing to an Optionee under the Plan;

(ii)	except as is provided for in accordance with Section 7 under the Plan, materially increase the number of shares of Common Stock that may be issued under the Plan;

(iii)	materially modify the requirements as to eligibility for participation in the Plan;

(iv)	reduce the minimum Option Price per share;

(v)	extend the period of granting ISOs; or

(vi)	otherwise require the approval of shareholders in order to maintain the exemption available under Rule 16b-3 (or any similar rule) under the Securities Exchange Act of 1934.
(b) No amendment, suspension or termination of this Plan shall in any manner affect any ISO or NQSO heretofore granted under Plan, without the consent of the Optionee or any person or entity validly claiming under or through the Optionee.
(c) The Board may amend the Plan, subject to the limitations cited above, in such manner that it deems necessary to permit the granting of ISOs meeting the requirements of future amendments or issued regulations, if any, to the Code.
13. MISCELLANEOUS PROVISIONS.
(a) No Right to Continued Employment. No person shall have any claim or right to be granted an ISO or NQSO under the Plan, and neither the grant of an ISO nor an NQSO hereunder shall be construed as giving an Optionee the right to be retained in the employ of the Company. Further, the Company expressly reserves the right at any time to dismiss an Optionee with or without cause, free from any liability, or any claim under the Plan, except as specifically provided under the Plan or in an ISO or NQSO granted prior to the termination of employment which right to exercise such ISO or NQSO, if any, shall be limited in accordance with the terms of the Plan and the applicable Option Documents.
(b) Government and Other Regulations. The obligation of the Company to issue, or transfer and deliver Common Shares to Optionees pursuant to the exercise of ISOs or NQSOs granted under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval that shall then be in effect and required by governmental entities and securities exchanges or automated quotation systems, if any, on which the Common Shares are traded.

(c) Tax Withholding. The Company shall have the power to withhold, or require an Optionee or other person or entity receiving Common Shares under the Plan to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Common Stock issued under the Plan, and the Company may defer issuance of Common Stock until such requirements are satisfied.
(d) Rule 16b-3 Compliance. The Company intends that the Plan comply in all respects with Rule 16b-3 under the Securities and Exchange Act, as amended, and any ambiguities or inconsistencies in the construction of the Plan shall be interpreted to give effect to such intention.
(e) Non-transferability. No right or interest, or any part thereof, in any ISO or NQSO may be sold, pledged, assigned, transferred or disposed in any manner other than by will or the laws of descent and distribution, and during an Optionee’s lifetime shall only be exercisable by such Optionee.
(f) Plan Expenses. Any expenses of administering the Plan shall be borne by the Company.
(g) Use of Exercise Proceeds. The payment received from Optionees from the exercise of ISOs and NQSOs under the Plan shall be used for the general corporate purposes of the Company.
(h) Construction of Plan. The validity, construction, interpretation, administration and effect of the Plan and its rules and regulations, and rights relating to the Plan shall be determined solely in accordance with the laws of the State of Delaware, when otherwise governed by applicable federal law.

(i) Interpretation. As may be appropriate pronouns used in the Plan shall be read and construed to the masculine, feminine or neuter. Likewise, words in the singular shall be read and construed to refer to the plural.
(j) Indemnification. In addition to such rights of indemnification as they may have as members of the Board or the Committee, and only to the extent that costs and expenses are not recovered under an insurance contract protecting them with respect to any legal action described in this Section 13(j), the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any ISO granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of gross negligence, recklessness, fraudulent or criminal acts, willful misconduct or bad faith. In any action, suit or proceeding of gross negligence, recklessness, fraudulent or criminal acts, willful misconduct or bad faith by a Committee member(s) such member(s) shall upon institution of any such action, suit, or proceeding shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend such action before such Committee member undertakes to handle and defend it on his/her own behalf.

14. TERMINATION OF THE PLAN. No further awards shall be granted under this Plan after the passage of ten years from the date on which this Plan is first approved by the stockholders of the Company.
15. EFFECTIVE DATE. The effective date of this Plan (the “Effective Date”) shall be May 1, 1999, subject to approval of the Plan by the Company’s stockholders at the Company’s 1999 Annual Meeting of Stockholders.